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                                   EXHIBIT 21

                LIST OF SUBSIDIARIES OF CRESCENT OPERATING, INC.

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
Name of Subsidiary                                                       State of Incorporation or Organization

COI Hotel Group, Inc.                                                    Texas

WOCOI Investment Company                                                 Texas

RoseStar Management LLC                                                  Texas

Desert Mountain Development Corporation                                  Delaware

Woodlands Land Company, Inc.                                             Texas

RSCR Arizona Corp.                                                       Delaware

RSSW Corp.                                                               Delaware

Crescent Machinery Company (formerly, Moody-Day, Inc.)                   Texas

COPI Colorado, LP                                                        Delaware

CRL Investments, Inc.                                                    Texas

Crescent Resort Development, Inc. (formerly Crescent Development
Management Corp.)                                                        Delaware

Desert Mountain Properties, LP                                           Delaware

E.L. Lester & Company, Inc.                                              Texas

COPI Cold Storage, LLC                                                   Delaware